UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 24, 2009
ENCORE ACQUISITION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-16295	75-2759650

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 Main Street, Suite 1400, Fort Worth, Texas	76102

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 877-9955
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On November 24, 2009, Encore Energy Partners LP (“ENP”) and its wholly owned subsidiary, Encore Energy Partners Operating LLC (“OLLC”), entered into an amendment (the “Fourth Amendment”) to its Credit Agreement, dated as of March 7, 2007 (as amended, the “OLLC Credit Agreement”), by and among ENP, OLLC, Bank of America, N.A., as administrative agent and L/C issuer, and the lenders party thereto. The amendments to the OLLC Credit Agreement provided for in the Fourth Amendment will be effective upon the closing of the proposed merger (the “Merger”) between Encore Acquisition Company (“Encore”) and Denbury Resources Inc. (“Denbury”).
     Under the Fourth Amendment, upon the effectiveness of the Merger, the definition of “Change of Control” in the OLLC Credit Agreement will be revised to include the following transactions:
•	OLLC ceases to be a wholly owned subsidiary of ENP;

•	Encore Energy Partners GP LLC, the general partner of ENP (the “General Partner”), ceases to be the general partner of ENP, Denbury does not control the General Partner, or any person or group other than Denbury or its subsidiaries beneficially owns more than 30% of the voting power of the General Partner;

•	any person or group beneficially owns more than 30%, and is the largest shareholder, of the total voting power of all classes of capital stock of Denbury; or

•	any other event or condition that constitutes a “change of control” under Denbury’s credit agreement in effect on November 24, 2009.
     In addition, the Fourth Amendment provides that, upon the effectiveness of the Merger, the covenant in the OLLC Credit Agreement regarding transactions with affiliates will be modified to refer to Denbury and its subsidiaries instead of Encore and certain of its subsidiaries.
     This Current Report on Form 8-K contains only a summary of the Fourth Amendment. The summary does not purport to be complete and is qualified in its entirety by reference to the Fourth Amendment, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.
Notice to Investors
     In connection with the Merger, Encore and Denbury will file a definitive joint proxy statement/prospectus and other documents with the Securities and Exchange Commission (the “SEC”). Investors and security holders are urged to carefully read the definitive joint proxy statement/prospectus when it becomes available because it will contain important information regarding Encore, Denbury, and the Merger.
     A definitive joint proxy statement/prospectus will be sent to stockholders of Encore and Denbury seeking their approval of the Merger. Investors and security holders may obtain a free copy of the definitive joint proxy statement/prospectus (when available) and other documents filed by Encore and Denbury with the SEC at the SEC’s website, www.sec.gov. The definitive joint proxy statement/prospectus (when available) and such other documents relating to Encore may also be obtained free-of-charge by directing a request to Encore Acquisition Company, Attn: Investor Relations, 777 Main Street, Suite 1400, Fort Worth, Texas 76102, or from Encore’s website, www.encoreacq.com. The definitive joint proxy statement/prospectus (when available) and such other documents relating to Denbury may also be obtained free-of-charge by directing a request to Denbury Resources, Inc., Attn: Investor Relations, 5100 Tennyson Parkway, Suite 1200, Plano, Texas 75024, or from Denbury’s website, www.denbury.com.
Participants in Solicitation
     Encore, Denbury, and their respective directors and executive officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the Merger. Information concerning the interests of the persons who may be “participants” in the solicitation will be set forth in the definitive joint proxy statement/prospectus (when available).
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

99.1	Fourth Amendment to Credit Agreement, dated as of November 24, 2009, by and among Encore Energy Partners LP, Encore Energy Partners Operating LLC, Bank of America, N.A., as the administrative agent and L/C issuer, and the lenders party thereto (incorporated by reference to Exhibit 10.1 of Encore Energy Partners LP’s Current Report on Form 8-K, filed with the SEC on December 1, 2009).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE ACQUISITION COMPANY
Date: December 1, 2009	By:	/s/ Andrea Hunter
Andrea Hunter
Vice President, Controller, and Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Fourth Amendment to Credit Agreement, dated as of November 24, 2009, by and among Encore Energy Partners LP, Encore Energy Partners Operating LLC, Bank of America, N.A., as the administrative agent and L/C issuer, and the lenders party thereto (incorporated by reference to Exhibit 10.1 of Encore Energy Partners LP’s Current Report on Form 8-K, filed with the SEC on December 1, 2009).